                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                      Date of Report:  September 16, 1999
             (Date of earliest event reported:  September 2, 1999)

                              CAIS INTERNET, INC.
            (Exact name of registrant as specified in its charter)


          Delaware                          000-26103                          52-2066769
(State or other jurisdiction of       (Commission File Number)       (IRS Employer Identification No.)
      incorporation)

              1255 22/nd/ Street, N.W., Washington, D.C.          20037
              (Address of Principal Executive Offices)          (Zip Code)

                                (202) 715-1300
             (Registrant's telephone number, including area code)

                                With a copy to:
                          Morris F. DeFeo, Jr., Esq.
                            Morrison & Foerster LLP
                  2000 Pennsylvania Avenue, N.W., Suite 5500
                          Washington, D.C. 20006-1888
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     Item 2.  Acquisition or Disposition of Assets.

     On September 2, 1999, the Registrant completed the acquisition of Atcom, Inc., a California corporation ("Atcom"). The acquisition of Atcom was consummated pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of August 4, 1999 (the "Merger Agreement"), providing for the merger of CIAM Corp., a wholly-owned subsidiary of the Registrant, with and into Atcom (the "Merger"), with Atcom surviving as a wholly-owned subsidiary of the Registrant. Upon consummation of the Merger, approximately 2,488,159 shares of the Registrant's common stock became issuable and approximately 870,000 additional shares of the Registrant's common stock have been reserved for issuance upon the exercise of outstanding Atcom options that the Registrant is assuming pursuant to the terms of the Merger Agreement, reflecting a common stock exchange ratio of 0.3553 shares of the Registrant's common stock for each outstanding share of Atcom's common stock (including shares of Atcom's common stock issuable upon exercise of outstanding Atcom options). In addition, if, by November 21, 1999, the Registrant issues at least $10 million of capital stock to one or more agreed upon strategic parties, the Registrant will issue additional shares of the Registrant's common stock, having a value of approximately $13 million, to the former holders of Atcom common stock. The Registrant would also adjust the number of shares of the Registrant's common stock issuable upon the exercise of the converted Atcom options and the exercise price thereof, to reflect the issuance of such additional consideration. The Merger is expected to be accounted for under the purchase method of accounting, and was structured to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

     Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

     (a)  Financial Statements of Actom, Inc.

     The financial statements required by this item are not included in this report. Such financial statements will be filed by amendment to this Form 8-K within 60 days of the date hereof.

     (b)  Pro Forma Financial Information.

     The financial information required by this item is not included in this report. Such financial statements will be filed by amendment to this Form 8-K within 60 days of the date hereof.

     (c)  Exhibits.

     2.1 Amended and Restated Agreement and Plan of Merger, dated as of August 4, 1999, by and among the Registrant, CIAM Corp., Inc., and Atcom.

     2.2 Amendment No. 1 to the Amended and Restated Agreement and Plan of Merger, dated as of September 1, 1999, by and among the Registrant, CIAM Corp., and Atcom.

     2.3 Registration Rights and Lock-Up Agreement, dated as of August 4, 1999, by and among the Registrant and the shareholders of Atcom listed therein.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CAIS INTERNET, INC.



                              By: /s/ ULYSSES G. AUGER, II
                                  ----------------------------------------
                                      Ulysses G. Auger, II
                                      Chief Executive Officer and Chairman

Date: September 16, 1999
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EXHIBIT INDEX


Exhibit
Number              Description
------              -----------

   2.1 Amended and Restated Agreement and Plan of Merger, dated as of August 4, 1999, by and among the Registrant, CIAM Corp., and Atcom, Inc.

   2.2 Amendment No. 1 to the Amended and Restated Agreement and Plan of Merger, dated as of September 1, 1999, by and among the Registrant, CIAM Corp., Atcom, Inc.

   2.3 Registration Rights and Lock-Up Agreement, dated as of August 4, 1999, by and among the Registrant and the shareholders of Atcom, Inc. listed therein.